  EXHIBIT 99.1

1606 Corp. Partners with Cool Blue To Launch ChatCBD, a New AI Customer Experience

Seattle WA September 26, 2023, 1606 Corp. (OTC Pink: CBDW) (“1606” or the “Company”) is excited to announce an upcoming launch of ChatCBD, the Company’s revolutionary AI chatbot designed to transform customer experiences. This conversational e-commerce tool will initially be installed in partnership with Cool Blue Distribution. Under this agreement, 1606 will install its proprietary AI merchandizing ChatBot on Coll Blue’s website. ChatCBD has been specifically designed to answer customer questions about CBD and make product recommendations from retail brands currently being offered by Cool Blue Distribution which is a top CBD distributor in the U.S. (For a full list of retailers see www.CoolBlueDist.com).

This merchandizing AI provides 1606 with new channels of revenue from licensing, product sales, payment processing and more. Conversational e-commerce technology personified by 1606’s new merchandising Chatbot opens the door for the Company to enter bigger markets such as nutraceuticals, cosmetics, and supplements to name a few.

One of the largest problems in online sales of CBD products, as expressed by real CBD users, is that as consumers they are inundated with hundreds of product choices at a time resulting in a lack of understanding due to the unregulated status of the CBD industry. More often than not, this results in cart abandonment, lost sales, and a lack of trust in the industry. CBD customers are comfortable discussing their CBD uses, dosages, and product type with a knowledgeable CBD expert more typically found in a dedicated CBD retail location (CBD Shops). ChatCBD doubles as an in-store resource for CBD retailers allowing employees to advise and educate at a scale previously unavailable to the industry. When it comes to CBD, online sales remain the dominant distribution channel, accounting for 66% of overall sales according to American Marijuana.Org, and 1606, in partnership with Cool Blue, will aim to blend the best brick-and-mortar CBD customer service and online product selection with the use of the new AI ChatBot, ChatCBD.

Key Features of ChatCBD:

1.	Natural Language Processing (NLP): ChatCBD leverages state-of-the-art NLP technology, enabling her to understand and respond to customer queries with human-like precision and comprehension.

2.	24/7 Availability: ChatCBD is always available to assist customers, ensuring round-the-clock support and resolving issues promptly, even outside of regular business hours.

3.	Seamless Integration: ChatCBD seamlessly integrates with existing customer support systems, allowing businesses to enhance their services without disrupting their current workflows.

4.	Personalized Engagement: ChatCBD can personalize interactions by analyzing customer data, preferences, and behavior patterns, delivering tailored solutions and recommendations.

5.	Multi-Platform Compatibility: ChatCBD can be deployed across various digital platforms, including websites, social media, and messaging apps, providing a consistent and accessible customer experience.

6.	Scalability: ChatCBD capabilities can scale with your business, adapting to increased customer demands without compromising on performance.

7.	Data Analytics: ChatCBD collects and analyzes customer interaction data to provide valuable insights, enabling businesses to make informed decisions and optimize their services.

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The CEO of 1606 Corp., Greg Lambrecht, expressed enthusiasm about the launch, stating, “ChatCBD marks a significant milestone in our commitment to empowering businesses with AI technology. We believe that ChatCBD advanced AI capabilities will revolutionize how companies engage with their customers, fostering loyalty and trust in an increasingly competitive marketplace.”

Early adopters of ChatCBD will experience substantial improvements in customer satisfaction, reduced response times, and increased efficiency in their customer service operations. As CBD businesses continue to adapt to evolving consumer expectations, ChatCBD stands as a powerful tool for delivering exceptional customer experiences.

To learn more about ChatCBD and how 1606 Corp. can help your business leverage this groundbreaking AI chatbot, please visit www.CBDW.ai or contact our head of business development, Austen Lambrecht at austen@1606corp.com.

Why ChatCBD and why now?  A Forbes Health Survey of 2,000 U.S. adults conducted by OnePoll found 60% of respondents have tried a CBD product and believe it offers some medicinal benefits. According to a 2018 cross-sectional survey of over 2,400 people published in Cannabis and Cannabinoid Research, almost 62% of CBD users report using the cannabinoid to treat a medical condition specifically. The top three medical conditions treated with CBD include pain, anxiety and depression according to Forbes.

About 1606 Corp.

At 1606 Corp. We are not just a CBD company anymore; we are a dynamic think tank with innovative technology solutions that are aimed at solving the top online customer service problems in the CBD industry and all industries with online customers. Established as an acquisition-based company, CBDW has developed a vision to redefine the CBD industry through both acquisitions and technology development. 1606 Corp. stands at the intersection of cutting-edge technology and visionary collaborations to help you, the CBD consumer. Our mission is clear - to revolutionize the CBD industry by seamlessly integrating technology into the core operations of all CBD companies in the United States. We strive to empower businesses, both large and small, with enterprise solutions that drive efficiency, foster online sales growth, and open doors to unprecedented education and usage by CBD customers.

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Industry Information

Rates of cannabidiol (CBD) usage in the United States are projected to surge in 2023, according to Stirling CBD. With recent studies suggesting as high as a 10% year-over-year (YoY) increase in usage, Stirling CBD predicts that 2023 will be a pivotal year for the industry as the widespread adoption of CBD-infused products is set to take place across the health and wellness, beauty, and food and beverage industries. The Global CBD industry is projected to hit $20 billion in sales by 2024 according to Business News Daily.

Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief, or current expectations of 1606 Corp., its directors, or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy. The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the Company’s control and which could, and likely will materially affect actual results, levels of activity, performance, or achievements. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Important factors that could cause actual results to differ materially from the company’s expectations include but are not limited to, those factors that are disclosed under the heading “Risk Factors” and elsewhere in documents filed by the company from time to time with the United States Securities and Exchange Commission and other regulatory authorities.

For Investor Information:

Derek McCarthy - Communications

www.CBDW.ai (Contact Us)

Business Development:

Austen Lambrecht

Austen@1606corp.com

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